Exhibit 99.1

BlueLinx Acquires Vandermeer Forest Products

•	Aligns to Specialty Products Strategy
•	Provides Meaningful Growth Platform in the Pacific Northwest
•	Maintains Strong Financial Position with Ample Liquidity

MARIETTA, GA, October 3, 2022 – BlueLinx Holdings Inc. (NYSE: BXC), a leading U.S. wholesale distributor of building products, announced today that it has acquired privately-held Vandermeer Forest Products (“Vandermeer”), a premier wholesale distributor of building products, for a purchase price of $67.0 million, which includes $3.6 million for the distribution facility and real estate in Spokane, Washington and $63.4 million for the business. Based on preliminary estimates for September 2022 results, this reflects a purchase price multiple for the business of approximately 3.3x trailing twelve-month adjusted EBITDA. Vandermeer’s trailing twelve-month sales were just over $150 million.

Vandermeer was founded in 1972 and serves more than 250 customers across the Pacific Northwest, Alaska, Hawaii, British Columbia and Alberta from distribution facilities in Kent, Spokane, and Marysville, Washington.

The purchase of Vandermeer was funded through cash on hand and is expected to be immediately accretive to diluted earnings per share on a pre-synergy basis. BlueLinx intends to optimize its treatment of the transaction by making a 338(h)(10) tax election. After funding the acquisition, BlueLinx’s net leverage did not materially change and the company continues to have ample liquidity through a combination of cash on hand and availability under its undrawn revolving credit facility.

“We are excited to welcome Vandermeer’s employees to the BlueLinx team,” said Dwight Gibson, President and CEO of BlueLinx. “This acquisition is well-aligned to our specialty product growth strategy, gives us a meaningful growth platform in the Pacific Northwest, a stated strategic priority, and is consistent with our disciplined approach to capital allocation. With the addition of Vandermeer, we now have a footprint that spans coast-to-coast and serves all 50 states, including direct access to Seattle and Portland, two of the fastest growing metro areas in the United States. Additionally, this acquisition further strengthens our relationships with key strategic suppliers and increases our market penetration in high-value, specialty product categories, specifically siding and engineered wood. Notably, there is no operational overlap, and our team has developed a robust integration plan to drive commercial and operational synergies.”

Gibson continued, “Furthermore, this acquisition demonstrates the rigorous corporate development capabilities that we have established to identify strategic targets, build strong industry relationships, and execute acquisitions that align with our long-term growth strategy. Even after funding this transaction with cash on hand, our financial position remains strong with low net leverage and ample liquidity to support future value creation.”

“We are thrilled to join BlueLinx, a company whose performance-based culture closely aligns to what we have built at Vandermeer over the last 50 years,” said Dave Staudacher, President and CEO of Vandermeer Forest Products. “We believe its scale, private label products, broader specialty product offering, and operating efficiencies make BlueLinx the ideal buyer of Vandermeer and we are excited to become part of this next chapter of growth at BlueLinx.”

First Hill Securities, LLC served as financial advisor and Ryan, Swanson & Cleveland PLLC served as legal advisor to Vandermeer Forest Products in conjunction with this transaction. Kilpatrick Townsend & Stockton LLP served as legal advisor to BlueLinx Holdings Inc.

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BLUELINX ACQUISITION OF VANDERMEER CONFERENCE CALL

BlueLinx will host a conference call on October 4, 2022, at 8:30 am Eastern Time, accompanied by a supporting slide presentation, to discuss the Vandermeer acquisition. A webcast of the conference call and accompanying presentation materials will be available in the Investor Relations section of the BlueLinx website at https://investors.bluelinxco.com/events-and-presentations/default.aspx, and a replay of the webcast will be available at the same site shortly after the webcast is complete.

To participate in the live teleconference:

Domestic Live:	1-877-407-4018
Passcode:	13733351

To listen to a replay of the teleconference, which will be available through October 18, 2022:

Domestic Replay:	1-844-512-2921
Passcode:	13733351

ABOUT BLUELINX

BlueLinx (NYSE: BXC) is a leading U.S. wholesale distributor of residential and commercial building products with both branded and private-label SKUs across product categories such as lumber, panels, engineered wood, siding, millwork, and industrial products. With a strong market position, broad geographic coverage footprint servicing 50 states, and the strength of a locally focused sales force, we distribute our comprehensive range of products to approximately 15,000 customers including national home centers, pro dealers, cooperatives, specialty distributors, regional and local dealers and industrial manufacturers. BlueLinx provides a wide range of value-added services and solutions to our customers and suppliers. We are headquartered in Georgia, with executive offices located at 1950 Spectrum Circle, Marietta, Georgia, and we operate our distribution business through a broad network of distribution centers. BlueLinx encourages investors to visit its website, www.BlueLinxCo.com, which is updated regularly with financial and other important information about BlueLinx.

NON-GAAP MEASURES

The Company reports its financial results in accordance with GAAP. The Company also believes that presentation of certain non-GAAP measures may be useful to investors and may provide a more complete understanding of the factors and trends affecting the business than using reported GAAP results alone. Any non-GAAP measures used herein are reconciled to their most directly comparable GAAP measures herein or in the financial tables accompanying this news release. The Company cautions that non-GAAP measures should be considered in addition to, but not as a substitute for, the Company’s reported GAAP results.

Adjusted EBITDA and Purchase Price to Trailing Twelve Month Adjusted EBITDA Multiple. BlueLinx defines Adjusted EBITDA as an amount equal to net income (loss) plus interest expense and all interest expense related items, income taxes, depreciation and amortization, and further adjusted for certain non-cash items and other special items, including compensation expense from share based compensation, one-time charges associated with the legal, consulting, and professional fees related to merger and acquisition activities, gains or losses on sales of properties, amortization of deferred gains on real estate, and expense associated with restructuring activities, such as severance, in addition to other significant and/or one-time, nonrecurring, non-operating items.

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The Company presents its Adjusted EBITDA because it is a primary measure used by management to evaluate operating performance.  Management believes this metric helps to enhance investors’ overall understanding of the financial performance and cash flows of the business. Management also believes Adjusted EBITDA is helpful in highlighting operating trends. Adjusted EBITDA is frequently used by securities analysts, investors, and other interested parties in their evaluation of companies, many of which present an Adjusted EBITDA measure when reporting their results.

The Company has presented Adjusted EBITDA for Vandermeer Forest Products (“Vandermeer”) in this release as a part of the ratio of the purchase price paid for the Vandermeer business (exclusive of real estate purchase) to Vandermeer’s trailing twelve-month Adjusted EBITDA, which the Company refers to as the Purchase Price to Trailing Twelve Month Adjusted EBITDA Multiple. The Company presents Purchase Price to Trailing Twelve Month Adjusted EBITDA Multiple because it is a primary measure used by management to evaluate the value paid for an acquisition.  Management believes this metric helps to enhance investors’ overall understanding of the valuation assessed to the acquisition. Purchase Price to Trailing Twelve Month Adjusted EBITDA Multiple is commonly used by investment bankers, securities analysts, investors, and other interested parties in their evaluation of acquisitions.

Adjusted EBITDA and Purchase Price to Trailing Twelve Month Adjusted EBITDA Multiple are not presentations made in accordance with GAAP and are not intended to present superior measures of financial condition from those measures determined under GAAP. Adjusted EBITDA and Purchase Price to Trailing Twelve Month Adjusted EBITDA Multiple, as used herein, are not necessarily comparable to other similarly titled captions of other companies due to differences in methods of calculation. These non-GAAP measures are reconciled in the “Reconciliation of Non-GAAP Measurements” table later in this release.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements. Forward-looking statements include, without limitation, any statement that predicts, forecasts, indicates or implies future results, performance, liquidity levels or achievements, and may contain the words “believe,” “anticipate,” “expect,” “estimate,” “intend,” “project,” “plan,” “will be,” “will likely continue,” “will likely result” or words or phrases of similar meaning.

The forward-looking statements in this press release include statements about our confidence in the Company’s long-term growth strategy; our areas of focus and management initiatives; our positioning for long-term value creation; our efforts and ability to generate profitable growth; our ability to increase net sales in specialty product categories; our ability to generate profits and cash from sales of specialty products; our multi-year capital allocation plans; our efforts and ability to maintain a disciplined capital structure and capital allocation strategy; our ability to maintain a strong balance sheet; our ability to focus on operating improvement initiatives and commercial excellence.

Forward-looking statements in this press release are based on estimates and assumptions made by our management that, although believed by us to be reasonable, are inherently uncertain. Forward-looking statements involve risks and uncertainties that may cause our business, strategy, or actual results to differ materially from the forward-looking statements. These risks and uncertainties include those discussed in greater detail in our filings with the Securities and Exchange Commission. We operate in a changing environment in which new risks can emerge from time to time. It is not possible for management to predict all of these risks, nor can it assess the extent to which any factor, or a combination of factors, may cause our business, strategy, or actual results to differ materially from those contained in forward-looking statements. Factors that may cause these differences include, among other things: pricing and product cost variability; volumes of product sold; competition; changes in the supply and/or demand for products that we distribute; the cyclical nature of the industry in which we operate; housing market conditions; consolidation among competitors, suppliers, and customers; disintermediation risk; loss of products or key suppliers and manufacturers; our dependence on international suppliers and manufacturers for certain products; potential acquisitions and the integration and completion of such acquisitions; business disruptions; effective inventory management relative to our sales volume or the prices of the products we produce; information technology security risks and business interruption risks; the ability to attract, train, and retain highly qualified associates and other key personnel while controlling related labor costs; exposure to product liability and other claims and legal proceedings related to our business and the products we distribute; natural disasters, catastrophes, fire, wars, or other unexpected events; successful implementation of our strategy; wage increases or work stoppages by our union employees; costs imposed by federal, state, local, and other regulations; compliance costs associated with federal, state, and local environmental protection laws; the COVID-19 pandemic and other contagious illness outbreaks and their potential effects on our industry; regulations concerning mandatory COVID-19 vaccines; fluctuations in our operating results; our level of indebtedness and our ability to incur additional debt to fund future needs; the covenants of the instruments governing our indebtedness limiting the discretion of our management in operating the business; variable interest rate risk under certain indebtedness; the fact that we have consummated certain sale leaseback transactions with resulting long-term non-cancelable leases, many of which are or will be finance leases; the fact that we lease many of our distribution centers, and we would still be obligated under these leases even if we close a leased distribution center; inability to raise funds necessary to finance a required repurchase of our senior secured notes; inability to successfully execute the ASR; a lowering or withdrawal of debt ratings; changes in our product mix; increases in petroleum prices; shareholder activism; changes in insurance-related deductible/retention reserves based on actual loss experience; the possibility that the value of our deferred tax assets could become impaired; changes in our expected annual effective tax rate could be volatile; changes in actuarial assumptions for our pension plan; the costs and liabilities related to our participation in multi-employer pension plans could increase; the risk that our cash flows and capital resources may be insufficient to service our existing or future indebtedness; the possibility that we could be the subject of securities class action litigation due to stock price volatility; activities of activist shareholders; indebtedness terms that limit our ability to pay dividends on common stock; and changes in, or interpretation of, accounting principles.

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Given these risks and uncertainties, we caution you not to place undue reliance on forward-looking statements. We expressly disclaim any obligation to update or revise any forward-looking statement as a result of new information, future events or otherwise, except as required by law.

INVESTOR & MEDIA CONTACTS

Ryan Taylor, VP Investor Relations & Treasury

BlueLinx Holdings Inc.

investor@bluelinxco.com

Seth Freeman, VP Marketing & Communications

BlueLinx Holdings Inc.

Seth.Freeman@bluelinxco.com

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Vandermeer Forest Products For the Trailing Twelve-Month Period
September 2022
(in millions)

Net Income	$18.6
Adjustments:
Depreciation and Amortization Expense	$0.1
Other, net	$0.5
Adjusted EBITDA	$19.3

Purchase Price of Business	$63.4
Adjusted EBITDA	$19.3
Purchase Price to Adjusted EBITDA Multiple	3.3x

Note: These calculations are based on unaudited financials provided by the seller and preliminary estimates of September 2022 results

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